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                                                                    EXHIBIT 10.3



                             AMENDMENT NUMBER 3 TO
                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT





                                       By





                           SPORT SUPPLY GROUP, INC.,
                             A Delaware Corporation

                                    Borrower





                SPORT SUPPLY GROUP INTERNATIONAL HOLDINGS, INC.,
                             A Delaware Corporation

                                   Guarantor





                                      And





                         LASALLE BUSINESS CREDIT, INC.,
               Formerly Known As StanChart Business Credit, Inc.,
                             A Delaware Corporation

                                    LaSalle





                                               Dated As Of September ____, 1996,
                                                  Effective As Of August 2, 1996
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                             AMENDMENT NUMBER 3 TO
                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment") is made as of September ____, 1996, and effective as of August 2, 1996, by and between SPORT SUPPLY GROUP, INC., a Delaware corporation ("Borrower"), SPORT SUPPLY GROUP INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("Guarantor"), and LASALLE BUSINESS CREDIT, INC., formerly known as StanChart Business Credit, Inc., a Delaware corporation ("LaSalle").

                                    RECITALS

         Pursuant to the Amended and Restated Loan and Security Agreement between the Borrower and LaSalle dated March 23, 1995, as modified by (i) the Amendment Number 1 to Amended and Restated Loan and Security Agreement dated December 20, 1995, (ii) a letter agreement dated February 2, 1996, and (iii) the Amendment Number 2 to Amended and Restated Loan and Security Agreement dated March 12, 1996 (collectively, "Agreement"), LaSalle has agreed to extend to the Borrower: (a) revolving loans in the maximum aggregate principal amount outstanding at any one time of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000.00) (collectively, "Revolving Loans"); (b) a term loan in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,00.00) ("Term Loan"); and (c) additional term loans in the aggregate principal amount of up to Ten Million Dollars ($10,000,000.00) (collectively, "Additional Loans"). Pursuant to a Guaranty Agreement dated September 16, 1994, the Guarantor has guaranteed the payment and performance of all of the Borrower's obligations to LaSalle, including without limitation the Borrower's obligations under the Agreement. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings given to such terms in the Agreement.

         The Borrower defaulted under paragraphs 11.1, 11.2, 11.3 and 11.4 of the Agreement by failing to equal or exceed the minimum Tangible Net Worth, EBITDA, Debt Service Coverage Ratio and Interest Coverage Ratio required thereunder, as described in the letter agreement dated June 21, 1996 ("June 21 Letter Agreement"). Pursuant to the June 21 Letter Agreement, LaSalle agreed to waive certain defaults arising under paragraphs 11.3 and 11.4 of the Agreement for the Fiscal Quarter which ended February 2, 1996 as a result of the Borrower's failure to equal or exceed the minimum Debt Service Coverage Ratio and Interest Coverage Ratio required thereunder, and under paragraphs 11.1, 11.2 and 11.4 of the Agreement for the Fiscal Quarter which ended May 3, 1996 as a result of the Borrower's failure to equal or exceed the minimum Tangible Net Worth, EBITDA and Interest Coverage Ratio required thereunder.

         The June 21 Letter Agreement provided, in part, that the parties were to enter into an agreement modifying the terms of certain financial covenants contained in the Agreement. Prior to executing such an agreement, the Borrower advised LaSalle that it will not equal or exceed the minimum EBITDA required under paragraph 11.2 of the Agreement for the Fiscal Quarter which ended August 2, 1996 as such paragraph is to be modified, and that as a result a further default exists under the Agreement. The parties have entered into this Amendment in order to document the modification of the financial covenants contained in the Agreement, as agreed by the parties in accordance with the June 21 Letter Agreement.

         NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1.      Amendment.  The Agreement is hereby amended as follows:

                 a. Section 1.1 of the Agreement is amended by replacing the existing definition of "Interest Coverage Ratio" with the following:

                          "INTEREST COVERAGE RATIO" shall mean, with respect to any period, the ratio of (a) Borrower's EBITDA for such period, less sums paid by Borrower during such period for Capital Expenditures not financed, to (b) interest expense on Indebtedness deducted in determining net income for such period.

                 b. Section 2.14 of the Agreement is amended by deleting paragraph 2.14(a)(i), such that Borrower shall no longer have the right to use proceeds of the Additional Loans for the acquisition of treasury stock of the Borrower.

                 c. Section 2.1(B) of the Agreement is amended by replacing the existing provision with the following:

                 (B) the lesser of (i) Twenty Million Dollars ($20,000,000.00) or (ii) sixty percent (60%) of the value of Eligible Finished Goods at such time plus forty percent (40%) of the value of Eligible Raw Materials at such time (each valued at the lower of cost or fair market value, on a FIFO basis, in accordance with Generally Accepted Accounting Principles) minus forty percent (40%) of the aggregate face amount of undrawn documentary Letters of Credit, provided that the amount advanced for Eligible Finished Goods and Eligible Raw Materials which are in transit shall not at





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                          any time exceed One Million Five Hundred Thousand
                          Dollars ($1,500,000.00); minus

                 d. Section 11.1 of the Agreement is amended by replacing the existing provisions with the following:

                 11.1 Tangible Net Worth. Borrower shall maintain at all times a Tangible Net Worth in an amount of not less than Nine Million Dollars ($9,000,000.00). The minimum Tangible Net Worth provided for herein shall be increased, effective as of the close of each Fiscal Year of Borrower commencing with the Fiscal Year ending November 1, 1996, by an amount equal to eighty percent (80%) of Borrower's net after tax profit (but not decreased for losses) for the Fiscal Year then ending less all cash dividends paid during the Fiscal Year.

                 e. Section 11.2 of the Agreement is amended by replacing the existing provision with the following:

                 11.2 EBITDA. Borrower shall equal or exceed an EBITDA for the fiscal periods set forth below in the amounts set forth opposite such periods:

                          Period                                 EBITDA
                          ------                                 ------
                          Three months ending 8/2/96             $1,900,000.00
                          Six months ending 11/1/96              $3,100,000.00
                          Nine months ending 1/31/97             $3,100,000.00
                          Twelve months ending 5/2/97            $5,500,000.00
                            and twelve months ending
                            each Fiscal Quarter thereafter

                 f. Section 11.3 of the Agreement is amended by replacing the existing provision with the following:

                 11.3 Debt Service Coverage. Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.25:1.00 measured at the end of each Fiscal Quarter, as follows: (a) on a three (3) month basis for the Fiscal Quarter ending August 2, 1996; (b) on a six
                          (6) month basis for the Fiscal Quarter ending November 1, 1996; (c) on a nine (9) month basis ending January 31, 1997; and (d) on a twelve (12) month basis for each Fiscal Quarter ending thereafter.

                 g. Section 11.4 of the Agreement is amended by replacing the existing provision with the following:





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
                 11.4 Interest Coverage Ratio. Borrower shall maintain an Interest Coverage Ratio of not less than 1.50:1.00 measured at the end of each Fiscal Quarter, as follows: (a) on a three (3) month basis for the Fiscal Quarter ending August 2, 1996; (b) on a six
                          (6) month basis for the Fiscal Quarter ending November 1, 1996; (c) on a nine (9) month basis ending January 31, 1997; and (d) on a twelve (12) month basis for each Fiscal Quarter ending thereafter.

         2. Cost And Expenses. Borrower shall pay, upon demand by LaSalle, all costs and expenses incurred by LaSalle in connection with the transactions described in this Amendment.

         3. Warranties And Representations. As an inducement to LaSalle to enter into this Amendment, Borrower makes the following representations and warranties to LaSalle and acknowledges LaSalle's justifiable reliance thereon:

                 a. As of August 2, 1996, upon receipt of the waivers described in the June 21 Letter Agreement, except for the default under paragraph 11.2 of the Agreement described in Section 4 below, the Borrower was not in default under the Agreement or any of the other Loan Documents, and Borrower was in full compliance with all of the terms and conditions thereof;

                 b. As of August 2, 1996, upon receipt of the waivers described in the June 21 Letter Agreement, other than the default under paragraph 11.2 of the Agreement described in Section 4 below, no event existed which was, or which with the passage of time, the giving of notice, or both, would constitute a default under the Agreement or any of the Loan Documents;

                 c. All warranties and representations previously made to LaSalle by Borrower in connection with the Loan Documents remain true, accurate and complete, as of the date made;

                 d. Except as previously described in writing to LaSalle, there have been no material adverse changes in Borrower's finances or operations; and

                 e. The Agreement, as modified and amended herein, is the valid and binding obligation of Borrower and is fully enforceable in accordance with its terms.

         4. Acknowledgement. LaSalle acknowledges that upon execution of this Amendment, Borrower and Guarantor will be in default under paragraph 11.2 of the Agreement as a result of Borrower's failure to equal or exceed the minimum EBITDA required under paragraph 11.2 of the Agreement for the Fiscal Quarter which ended August 2, 1996. Other than the defaults waived pursuant to





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
the June 21 Letter Agreement, nothing contained in this Amendment shall constitute a waiver of the default under paragraph 11.2 described in this paragraph or of any other violation or default which may exist under the Agreement or under any other Loan Document, whether or not known to LaSalle. LaSalle expressly reserves all of its rights and remedies in connection with the default under paragraph 11.2 and any such other defaults. Pursuant to paragraph 13.2 of the Agreement, any delay on the part of LaSalle in the exercise of its rights or remedies available as a consequence of any defaults shall not constitute a waiver, election or acquiescence by LaSalle.

         5. Release. Borrower releases, acquits and forever discharges LaSalle and LaSalle's subsidiaries, affiliates, officers, directors, agents, employees, servants, attorneys and representatives from any and all claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets against the Borrower's obligation under the Loan Documents, and liabilities of any kind or character whatsoever, known or unknown, which Borrower ever had or now has against LaSalle or any of LaSalle's subsidiaries, affiliates, officers, directors, agents, employees, servants, attorneys or representatives.

         6. No Novation. The parties to this Amendment specifically intend that the amendment of the Agreement pursuant to this Amendment shall not constitute a novation and shall not extinguish, terminate, affect or impair Borrower's obligations under the Loan Documents.

         7. Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by Borrower.

         8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and LaSalle and their respective successors and assigns.

         IN WITNESS WHEREOF, this Amendment is executed under seal on the date first above written, intended to be effective as of August 2, 1996.

WITNESS/ATTEST:                            BORROWER:

                                           SPORT SUPPLY GROUP, INC.,
                                           A Delaware Corporation



- ---------------------------------          By:                            (SEAL)
                                              ----------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------




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

                                           GUARANTOR:

                                           SPORT SUPPLY GROUP INTERNATIONAL
                                           HOLDINGS, INC.,
                                           A Delaware Corporation




- ---------------------------------          By:                            (SEAL)
                                              ----------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------


                                           LASALLE:

                                           LASALLE BUSINESS CREDIT, INC.,
                                           A Delaware Corporation




- ---------------------------------          By:                            (SEAL)
                                              ----------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------





                                ACKNOWLEDGEMENTS


STATE OF ______________, CITY/COUNTY OF _________________, TO WIT:

         I HEREBY CERTIFY that on this _____ day of September, 1996, before me, the undersigned Notary Public of the jurisdiction aforesaid, personally appeared ___________________, and acknowledged himself to be
_____________________________ of SPORT SUPPLY GROUP, INC., a Delaware
corporation, and that he, as such _____________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of SPORT SUPPLY GROUP, INC., by himself as
______________________________________.

         IN WITNESS MY Hand and Notarial Seal.


                                        ___________________________(SEAL)
                                                  NOTARY PUBLIC
My Commission Expires:

_______________________



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
STATE OF ______________, CITY/COUNTY OF _________________, TO WIT:

            I HEREBY CERTIFY that on this _____ day of September, 1996, before me, the undersigned Notary Public of the jurisdiction aforesaid, personally appeared ____________________, and acknowledged himself to be ____________________________ of SPORT SUPPLY GROUP INTERNATIONAL HOLDINGS, INC., a Delaware corporation, and that he, as such __________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of SPORT SUPPLY GROUP INTERNATIONAL HOLDINGS, INC., by himself as __________________________________.

            IN WITNESS MY Hand and Notarial Seal.


                                        ___________________________(SEAL)
                                                  NOTARY PUBLIC
My Commission Expires:

_______________________


STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

            I HEREBY CERTIFY, that on this ____ day of September, 1996, before me, the undersigned a Notary Public of the State of Maryland, personally appeared Herbert M. Kidd, II, who acknowledged himself to be a First Vice President of LASALLE BUSINESS CREDIT, INC., a Delaware corporation, and acknowledged that he, as such First Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of LASALLE BUSINESS CREDIT, INC. by himself as First Vice President.

            IN WITNESS MY Hand and Notarial Seal.

                                        ___________________________(SEAL)
                                                  NOTARY PUBLIC
My Commission Expires:

_______________________


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